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                                   EXHIBIT 5.1

                                  [LETTERHEAD]


May 21, 1997

Caere Corporation
100 Cooper Court
Los Gatos, CA 95030

RE:  CAERE CORPORATION FORM S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Caere Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 300,000 shares of the Company's Common Stock, with a par value of $0.001 (the "Shares") to be sold by certain stockholders as described in the Registration Statement. The Shares were issued by the Company in an acquisition pursuant to an Agreement and Plan of Merger and Reorganization by and among: Caere Corporation; ViewStar Acquisition Corp.; Formonix, Inc.; and Mr. Lynn J. Formanek and Mr. David L. Formanek, dated as of March 31, 1997. Defined terms used herein shall have the meanings attributed to such terms in the Registration Statement unless otherwise stated herein.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation, Certificate of Amendment and Bylaws, and the originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid, and nonassessable.

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Caere Corporation
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We consent to the reference to our firm under the caption "Legal Matters" in the
Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By:  /s/ MICHAEL R. JACOBSON
   ----------------------------
         Michael R. Jacobson